Exhibit 23.1

Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of the references to our firm in Item 1 under the captions “Advisors” and “Auditors” and in Item 3 under the caption “Selected Combined Financial Information” in the Registration Statement (Form S-8) pertaining to the Six Continents Executive Share Option Scheme 1995 of our report dated March 28, 2003, with respect to the combined financial statements and schedule of Mitchells & Butlers PLC included in its Registration Statement (Form 20-F File No. 001-31653) filed with the Securities and Exchange Commission.

Ernst & Young LLP

London, England
April   , 2003